Exhibit 5.1

December 7, 2007
America’s Car-Mart, Inc.
802 Southeast Plaza Avenue
Suite 200
Bentonville, Arkansas 72712

RE:	America’s Car-Mart, Inc.
Registration Statement on Form S-8
1,050,000 Shares of Common Stock
America's Car-Mart, Inc. Stock Incentive Plan
America’s Car-Mart, Inc. 2007 Stock Option Plan

Ladies and Gentlemen:

We have acted as counsel for America’s Car-Mart, Inc., a Texas corporation (the “Company”), in connection with the registration of 1,050,000 shares of the Company’s common stock, par value $.01 per share (the “Shares”), to be issued under the America's Car-Mart, Inc. Stock Incentive Plan and the America’s Car-Mart, Inc. 2007 Stock Option Plan (each, a “Plan” and collectively, the “Plans”), pursuant to a Registration Statement on Form S-8 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), on or about the date hereof.

In connection therewith, we have examined each of the Plans as well as each of the following:

(1)	The articles of incorporation of the Company, as amended, certified by the Secretary of State of the State of Texas;
(2)	The bylaws of the Company;
(3)	Resolutions of the board of directors of the Company adopting the Plans; and
(4)	The Registration Statement.

Based upon such examination and upon examination of such other instruments and records as we have deemed necessary, we are of the opinion that the Shares covered by the Registration Statement have been legally authorized by the Company and, when issued and sold in accordance with the terms of the respective Plan with which such Shares are identified in the Registration Statement, will be validly issued, fully paid and nonassessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus.  In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder.

Sincerely,

SMITH, GAMBRELL & RUSSELL, LLP

/s/ Terry F. Schwartz

Terry F. Schwartz